Exhibit 10.2

                                                                      EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT


               THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of ______ __, 1999 by and among Nextel Communications, Inc., a Delaware corporation (the "Issuer"), and Microsoft Corporation, a Washington corporation ("Buyer"). Capitalized terms that are used but not otherwise defined herein are defined in Section 1.1.

                                    RECITALS

I. Pursuant to an Investment Agreement dated as of May 7, 1999, by and between Issuer and Buyer (the "Investment Agreement"), Buyer is acquiring from Issuer shares of Class A Common Stock, par value $.001 per share, of the Issuer (the "New Shares").

A. The Issuer has agreed to provide certain registration rights to Buyer.

A. The Issuer and Buyer are entering into this Agreement to set forth the terms and conditions applicable to the grant and exercise of such registration rights.

               NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

                                    Article 1


                                   DEFINITIONS

          1.1 As used in this Agreement, the following terms have the following meanings:

          (a) "Affiliate" means, as to any Person, another Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person. For the purposes of this definition, "Control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms "Controlling" and "Controlled" have meanings correlative to the foregoing; provided, that the term "Controlled Affiliate" as used herein includes any Affiliate of a Person that is, at the relevant time, Controlled by such Person; and, provided further, that the Company and Buyer will not be deemed to be direct or indirect Affiliates of each other, and that officers and directors of Buyer will not be deemed to be Affiliates of Buyer to the extent that an individual officer or director invests for his or her own account or otherwise acts in his or her individual capacity and not in concert with, and is not a participant in a group that includes, Buyer.

          (b) "Cutback Registration" means any registration in which the managing underwriter advises the Issuer that marketing factors require a limitation of the number of Issuer Common Shares to be underwritten in such registration.

          (c) "Electing Holder" means any holder of Issuer Common Shares other than holders of Registrable Securities (in their respective capacities as such), who has the right to request inclusion of Issuer Common Shares held by such holder in a registration.

          (d) "Issuer Common Shares" means shares of Issuer's Class A Common Stock, par value $.001 per share.

          (e) "Person" means a corporation, association, joint venture, partnership, limited liability company, trust, business, individual, government or political subdivision thereof, or any governmental agency.

          (f) "Piggyback Registration" means any registration of a sale or resale of Issuer Common Shares which is not a Requested Registration (other than a registration on Form S-4 or Form S-8).

          (g) "Qualified Holder" means Buyer and permitted assignees hereunder; provided that a person ceases to be a Qualified Holder (and all its rights hereunder will automatically terminate) if (i) such person has held its New Shares so that the holding period under Rule 144 of the Securities Act applicable to such holder has been satisfied; and (ii) the number of New Shares held by such person is less than 1% of the outstanding Issuer Common Shares.

          (h) "Register", "registered" and "registration" refer to a registration of Issuer Common Shares effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended ("the Securities Act") and the declaration or ordering of the effectiveness of such registration statement.

          (i) "Registrable Securities" means New Shares held by a Qualified Holder, but does not include (1) any other Issuer Common Shares or other securities of the Issuer which may now or hereafter be held or acquired by any Qualified Holder, (2) New Shares that have been sold pursuant to Rule 144 promulgated by the Securities and Exchange Commission (or any similar rule then in force). If the New Shares have been exchanged, substituted or replaced by other securities the new securities are not New Shares and are not Registrable Securities.

          (j) "Requested Registration" means a registration requested by a Qualified Holder pursuant to Section 2.2.

                                    Article 2

                             REGISTRATION PROVISIONS

          2.1 Piggyback Registration. If at any time, and from time to time, the Issuer proposes to effect a Piggyback Registration for its account or for the account of a security holder or holders, the Issuer shall:

          (a) promptly give to each Qualified Holder written notice thereof; and

          (b) include in such registration, and in any underwriting involved therein, all the Registrable Securities specified in a written request, made within 15 days after receipt of such written notice from the Issuer, by any Qualified Holder; provided that if such registration is a Cutback Registration, then (i) if such registration is a primary registration on behalf of the Issuer, the Issuer shall register in such registration (A) first, the Issuer Common Shares and all other securities of the Issuer that the Issuer proposes to sell in such registration, and (B) second, the Registrable Securities held by each Qualified Holder and the Issuer Common Shares held by the Electing Holders in accordance with the respective contractual rights of the holders of such Registrable Securities and/or Issuer Common Shares, and (ii) if such registration is a Piggyback Registration which is solely a secondary registration on behalf of holders of Issuer Common Shares, the Issuer shall register in such registration (A) first, the Issuer Common Shares proposed to be sold by the holders of Issuer Common Shares requesting such registration (the "Demanding Holders"), and (B) second, the Registrable Securities held by each Qualified Holder and the Issuer Common Shares held by the Electing Holders, other than the Demanding Holders if such Registrable Securities and/or Issuer Common Shares are sought to be included in such registration pursuant to contractual registration rights, in accordance with the respective contractual rights of the holders of such Registrable Securities and/or Issuer Common Shares.

          2.2 Requested Registration.

          (a) Request for Registration. If the restrictions on transfer of
Article 6 of the Investment Agreement no longer apply and the Issuer shall receive a written request from any Qualified Holder(s) that the Issuer effect any registration with respect to all or a part of the Registrable Securities owned by such holder(s), the Issuer shall promptly give notice of such request to each other Qualified Holder. Subject to Section 2.8, the Issuer shall thereupon promptly use its best efforts diligently to effect such Requested Registration and related qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments) as may be requested by the Qualified Holder who made the original request and by the Qualified Holders who make written request to the Issuer within 20 days after the giving of the aforesaid notice by the Issuer ("Requesting Holders") and as would permit or facilitate the sale and distribution of the Registrable Securities as are specified in any such request; provided that the Issuer is not obligated to take any action to effect a Requested Registration or any related qualification or compliance pursuant to this Section 2.2:

(i)  if, within 20 days after receipt of the initial request pursuant to this
     Section 2.2, the Issuer elects to include in such registration Issuer Common Shares for its own account, whereupon the Issuer shall notify each Requesting Holder that it has elected to effect a Piggyback Registration and shall thereafter diligently proceed to do so, including therein the Registrable Securities as to which notice was given by the Requesting Holders pursuant to this Section 2.2 but subject to the limitations set forth in Section 2.1;

(ii) if the Requesting Holders do not request to include in such registration, in the aggregate, at least $50 million Registrable Securities; or

(iii) if the Issuer has already effected five Requested Registrations on behalf of Qualified Holder(s) (not more than one of which is to be on a Form S-1 or similar form), which Requested Registration has been declared or ordered effective and which effectiveness has not been suspended or stopped by any governmental or judicial authority.

          If the Requested Registration is a Cutback Registration, the Issuer shall register in such registration (1) first, the Registrable Securities which any Requesting Holder seeks to include in such registration, on a pro rata basis based upon the number of such Issuer Common Shares each Requesting Holder seeks to include in such registration and (2) second, the Issuer Common Shares held by each Electing Holder pursuant to contractual obligations of the Issuer in accordance with the respective contractual rights of the holder of such Issuer Common Shares.

          (b) Underwriting. The distribution of Registrable Securities can be effected once, but not more than once, by means of an underwriting. If the Requesting Holders intend to distribute the Registrable Securities covered by such request by means of an underwriting, such Requesting Holders shall so advise the Issuer as a part of the request made pursuant to this Section 2.2 and, in such event, the Requesting Holders shall select an underwriter of their choice, which choice shall be subject to the approval of the Board of Directors of the Issuer, and which approval shall not be unreasonably withheld. The Issuer and such Requesting Holders shall negotiate in good faith and enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If a Requesting Holder disapproves of the terms of the underwriting, such Requesting Holder may elect to withdraw therefrom by written notice to the Issuer and the managing underwriter, and each of the remaining Requesting Holders shall be entitled to increase the number of shares being registered, to the extent permitted by the managing underwriter, in the proportion which the number of shares of Registrable Securities being registered by such Requesting Holder bears to the total number of shares being registered by all such remaining Requesting Holders.

          (c) Sales without an Underwriter. If the Requesting Holders intend to distribute the Registrable Securities without an underwriter, sales of the New Shares registered will, unless the Issuer otherwise agrees, be effected in brokers transactions and the daily sales volume of all Registrable Securities will not exceed the greater of (1) 30% of the average daily trading volume of Issuer Common Shares on the NASDAQ/NMS during the 20 trading days immediately preceding the effectiveness of the registration pursuant to which the Registrable Securities are being sold, or (2) an aggregate sales price of $36 million.

          2.3 Expenses of Registration. Except as otherwise provided herein, all expenses incurred by the Issuer in connection with any registration, qualification, or compliance pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Issuer, and the expenses of any audits required by such registration (collectively, "Registration Expenses"), shall be borne by the Issuer. The Issuer shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities or to pay any fees and disbursements of legal counsel to the Requesting Holders. After the Issuer has borne the Registration Expenses for three Requested Registrations, all Registration Expenses shall be borne by the Requesting Holders.

          2.4 Registration Procedures. (a) In the case of each registration effected by the Issuer pursuant to this Article 2, the Issuer shall keep each holder of Registrable Securities included in such registration advised in writing as to the initiation, progress, and effective date of each registration, qualification and compliance, and, at its expense to the extent provided in
Section 2.3, the Issuer will:

(i) subject to Section 2.4(b) below, keep each registration effective for a period of 180 days (plus any number of days that the Qualified Holders are unable to use a prospectus pursuant to Section 2.4(b) below) or until each such holder shall have completed the distribution described in the registration statement relating thereto, whichever first occurs (the "Registration Period"); and

(ii) furnish such number of prospectuses (including preliminary prospectuses) and other documents filed with the Securities and Exchange Commission (the "Commission") as part of the registration statement as such holders from time to time may request.

          (b) If, within the Registration Period, there occurs any development or any event which makes any statement in the registration statement or any post-effective amendment thereto, or any document incorporated therein by reference, untrue in any material respect or which requires the making of any changes in the registration statement or post-effective amendment thereto or prospectus or amendment or supplement thereto, so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading, the Issuer shall immediately notify each Qualified Holder included in such registration of the occurrence thereof and, as soon as reasonably practicable, prepare and furnish to each such holder, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Qualified Holder agrees that, upon receipt of any notice from the Issuer pursuant to this Section 2.4(b), such holder shall forthwith discontinue disposition of Registrable Securities until it shall have received copies of such amended or supplemented prospectus, and, if so directed by the Issuer, shall deliver to the Issuer all copies, other than permanent file copies, then in its possession of the prospectus covering Registrable Securities at the time of receipt of such notice.

          (c) Each Qualified Holder participating in any Cutback Registration shall, as among all holders of Registrable Securities, be entitled to exercise its rights hereunder pro rata according to the number of shares of Registrable Securities held by such Qualified Holder and any Electing Holders.

          (d) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Agreement, the Issuer will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Issuer and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 2.5 hereof and an opinion of counsel for the Issuer dated the date of the closing under the underwriting agreement, and providing that the Issuer shall use its best efforts to furnish a "cold comfort" letter signed by the independent public accountants who have audited the Issuer's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of Issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the underwriters reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements. The holders of Registrable Securities on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement.

          (e) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Issuer will give the underwriters, if any, and their counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Issuer with its officers and the independent public accountants who have certified the Issuer's financial statements as shall be necessary, in the opinion of such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          2.5 Indemnification. (a) With respect to any registration which has been effected pursuant to this Article 2, the Issuer shall indemnify each Qualified Holder whose securities are included therein, each such holder's directors and officers, each underwriter (as defined in the Securities Act) of the securities sold by such a holder, each other Person who participates in the offering of such holder's securities, and each Person who controls (within the meaning of the Securities Act) any such holder, underwriter, or participating Person from and against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on:

(i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement) incident to any such registration effected pursuant to this Article 2 furnished by such holder pursuant to
     Section 2.6,

(ii) any omission (or alleged omission) to state therein a material fact relating to such holder required to be stated therein or necessary to make the statements therein not misleading, or

(iii) any violation by the Issuer of the Securities Act or any rule or regulation promulgated thereunder applicable to the Issuer, or any blue sky or state securities laws or any rule or regulation promulgated thereunder applicable to the Issuer, in each case relating to action or inaction required of the Issuer in connection with any such registration, and will reimburse each such Person entitled to indemnity hereunder for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that, the foregoing indemnity and reimbursement obligation is not applicable to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such a holder or by or on behalf of such an underwriter specifically for use in such prospectus, offering circular or other document; and further provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this Section 2.5(a) will not inure to the benefit of any underwriter to the extent that any such losses, claims, damages or liabilities of such underwriter result from the fact that there was not sent or given to any person who purchased Registrable Securities in connection with such registration, at or prior to the written confirmation of the sale of Registrable Securities to such person, a copy of the prospectus relating to such registration, as then amended or supplemented (exclusive of material incorporated by reference), if the Issuer had previously furnished copies thereof to such underwriter.

          (b) Each holder of Registrable Securities which are included in such registration, qualification or compliance shall indemnify the Issuer, its directors and officers, each underwriter (as defined in the Securities Act) of the securities of such holder, each other person who participates in the offering of such holder's securities and each Person who controls (within the meaning of the Securities Act) the Issuer or any such underwriter or participating Person from and against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on:

(i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement) incident to any such registration effected pursuant to this Article 2,

(ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(iii) any violation by such holder of the Securities Act or any rule or regulation promulgated thereunder applicable to such holder, or of any blue sky or other state securities law or any rule or regulation promulgated thereunder applicable to such holder, in each case, relating to action or inaction required of such holder in connection with any registration, qualification or compliance, and will reimburse each such Person entitled to indemnity hereunder for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, expense, liability or action, but in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such holder specifically for use therein; and further provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this Section 2.5(b) will not inure to the benefit of any underwriter to the extent that any such losses, claims, damages or liabilities of such underwriter result from the fact that there was not sent or given to any person who purchased Registrable Securities in connection with such registration, at or prior to the written confirmation of the sale of Registrable Securities to such person, a copy of the prospectus relating to such registration, as then amended or supplemented (exclusive of material incorporated by reference), if the Issuer had previously furnished copies thereof to such underwriter.

          (c) Each party entitled to indemnification under this Section 2.5 (an "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after the Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that:

(i) counsel for the Indemnifying Party who shall conduct the defense of any such claim or any litigation shall be approved by the Indemnified Party,

(ii) the Indemnified Party may participate in such defense at the Indemnified Party's expense (provided that the Indemnified Party or Indemnified Parties have the right to employ one counsel to represent it or them if, in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the fees and expenses of such one counsel will be paid by the Indemnifying Party), and

(iii) failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Section 2.5.

No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement (which judgment or settlement would be adverse to and binding upon such Indemnified Party) of any claim for which such Indemnified Party may seek indemnification hereunder; provided that, as to each Indemnified Party withholding such consent, the maximum amount of the losses, damages or liabilities in respect of which such Indemnified Party may seek indemnification hereunder with respect to such claim is limited to the amount which the Indemnifying Party would have paid to or on behalf of such Indemnified Party had such Indemnified Party consented to such judgment or settlement.

          (d) If the indemnification provided for in this Section 2.5 is for any reason unavailable to an Indemnified Party in respect to any loss, claim, damage or liability, or any action in respect thereof, referred to herein, then each Indemnifying Party will, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault will be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any Indemnified Party's stock ownership in the Issuer. In no event, however, will a holder of Registrable Securities be required to contribute in excess of the amount of the net proceeds received by such holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph includes, for purposes of this paragraph, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)) is entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          2.6 Information by Holders. If Registrable Securities owned by a Qualified Holder are included in any registration, such holder will furnish to the Issuer in writing such information regarding itself and the distribution proposed by such holder as the Issuer may reasonably request and as is required in connection with any registration, qualification or compliance referred to in this Article 2.

          2.7 Rule 144. (a) With a view to making available to each Qualified Holder the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Issuer agrees that so long as a holder owns any Registrable Securities, the Issuer shall, (a) make and keep available public information, as those terms are contemplated by Rule 144 under the Securities Act; (b) timely file with the Commission all reports and other documents required to be filed under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"); and (c) furnish to each holder forthwith upon request a written statement by the Issuer as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Issuer, and such other information as such holder may reasonably request in order to avail itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration.

          (b) When Qualified Holders are selling New Shares under Rule 144, unless the Issuer otherwise agrees, the aggregate daily sales volume of all Registrable Securities will not exceed the greater of (1) 30% of the average daily trading volume of Issuer Common Shares on the NASDAQ/NMS during the 20 trading days preceding the date of sale (but excluding from such average daily trading volume any Registrable Securities that were sold in such period), or (2) an aggregate sales price of $36 million.

          2.8 Permitted Interruption. Notwithstanding any provision of this
Article 2, the Issuer shall not be required to prepare or file a registration statement, amendment or post-effective amendment thereto or prospectus supplement or to supplement or amend any registration statement or otherwise facilitate the resale of Registrable Securities, and the Issuer shall be free to take or omit to take any other action that would result in the impracticality of any such filing, supplement or amendment, if such filing, supplement or amendment (and any required disclosure therein), in the good faith and reasonable judgment of the Issuer, would jeopardize the completion of a material investment in the Issuer, or any acquisition, divestiture or other similar transaction that the Issuer is at such time in negotiations therefor, so long as the Issuer shall, as promptly as practicable after the conclusion of such negotiations, make such filing, supplement or amendment and so long as the Issuer shall, as promptly as practicable thereafter, comply with the requirements of this Article 2, if applicable (any period described in this Section 2.8 during which the Company is not required to make such filing, amendment or supplement being herein a "Permitted Interruption"). If a Qualified Holder has requested registration of New Shares in a Requested Registration, Piggyback Registration or Cutback Registration and a Permitted Interruption affects that registration, the Issuer agrees to notify each of the Holders so affected by a Permitted Interruption upon each of the commencement and termination of each Permitted Interruption. The Issuer shall not be required in the notice of a Permitted Interruption to disclose the cause for such Permitted Interruption. The Permitted Interruption terminates upon the termination of such negotiations or the public disclosure thereof. The Issuer is not entitled to give notice of a Permitted Interruption more than two times in any twelve-month period and the period over which a Permitted Interruption extends can be no longer than 120 days.

                                    Article 3

                                  MISCELLANEOUS

          3.1 Notices. Except as otherwise specifically provided in this Agreement, all communications hereunder shall be sent in the manner and to the addresses set forth in Section 10.1 of the Investment Agreement and, as to any Qualified Holder, to an address provided to Issuer by such holder for purposes of notices hereunder.

          3.2 Non-Waiver of Remedies and Actions By Holders. No course of dealing between the Issuer and any Qualified Holder or any delay on the part of such holder in exercising any rights available to such holder operates as a waiver of any right of such holder, except to the extent expressly waived in writing by such holder.

          3.3 Headings. The headings in this Agreement are for purposes of reference only and are not to be considered in construing this Agreement.

          3.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered constitutes an original and all together shall constitute one Agreement.

          3.5 Successors and Assigns. This Agreement binds and inures to the benefit of the successors of any Qualified Holders and the Issuer. No Qualified Holder may assign any of the rights created by this Agreement; provided, that, a Qualified Holder may assign its rights hereunder, in whole or in part, to a Controlled Affiliate of such Qualified Holder, which assignment shall be valid only so long as such Affiliate remains a Controlled Affiliate. The Qualified Holder shall promptly notify the Issuer in writing of any assignment pursuant to this Section 3.5.

          3.6 Consent of Holders; Waiver. (a) Whenever, by the terms hereof, anything is required to be done to the satisfaction of the Qualified Holders, or such Holders are to appoint a representative, if such satisfaction, or appointment is necessary in connection with a specific registration being effected hereunder, it will be effective when done by the Qualified Holders holding a majority of the Registrable Securities held by Qualified Holders that are being included in such registration.

          (b) Except as provided in Section 3.6(a), whenever, by the terms hereof, the consent of the Qualified Holders is required, anything is required to be done to the satisfaction of such holders, or if such holders are to appoint a representative, such consent, satisfaction, or appointment is effective when done by Qualified Holders holding a majority of the Registrable Securities held by Qualified Holders.

          (c) All rights and remedies hereunder for the benefit of the Qualified Holders are intended to be for the benefit of each holder of Registrable Securities and, unless otherwise specified to the contrary, may be exercised by the Qualified Holders together or by each such holder separately.

          3.7 Enforceability. If any term or provision of this Agreement, or the application thereof to any Person or circumstance, is, to any extent, invalid or unenforceable, the remaining terms and provisions of this Agreement or application to other Persons and circumstances are not invalidated thereby, and each term and provision hereof is to be construed with all other remaining terms and provisions hereof to effect the intent of the parties hereto to the fullest extent permitted by law.

          3.8 Law Governing. This Agreement is to be construed and enforced in accordance with and shall be governed by the laws of the State of Delaware applicable to contracts executed in and to be fully performed in that state.

          3.9 Effectiveness. The effectiveness of this Agreement is conditioned upon, and the obligations and rights of the parties hereunder will come into force and effect at, the Closing as contemplated in the Investment Agreement.




                                    * * * * *

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                                 NEXTEL COMMUNICATIONS, INC.


                                                 __________________________
                                                 Name:
                                                 Title:


                                                 MICROSOFT CORPORATION


                                                 ___________________________
                                                 Name:
                                                 Title: